Exhibit 23.1

12900 Hall Road, Suite 500
Sterling Heights, MI 48313-1153
Telephone 586-254-1040
Fax 586-254-1805
Web www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-63758, 333-81326, 333-128082, 333-178261 and 333-183312) of Guided Therapeutics, Inc. and Subsidiary of our report dated April 17, 2018, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2017.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan
April 17, 2018